                                                   UNITED STATES

       SECURITIES AND EXCHANGE COMMISSION

                                                             Washington, DC 20549

                                   FORM 8-K

       Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                                                      Date of Report: November 12, 2003

                                                                CSP Incorporated

                                       (Exact name of the registrant as specified in its charter)

                                                     Commission file number 0-10843

                            Massachusetts                                        04-2441294

                     (State or jurisdiction of                         (IRS Employer Identification

                       incorporation or organization)               number)

                      43 Manning Road, Billerica, Massachusetts             01821-3901

                     (Address of principal executive offices)                   (Zip Code)

                                                                     (978) 663-7598

                                           (Registrant's telephone number, including area code)

Form 8-K

CURRENT REPORT dated November 12, 2003

CSP Inc.

Item   Financial Statements and Exhibits.

7.

(c)  Exhibits

       99.1           Press release announcing fourth quarter and year to date financial results, issued by CSP Inc. on November 12, 2003.

Item     Regulation FD Disclosure (including Item 12 information).

9.

In accordance with Securities and Exchange Commission Release No. 33-8216, the following information, intended to be furnished under "Item 12. Results of Operations and Financial Condition," is instead furnished under this "Item9. Regulation FD Disclosure."

On November 12, 2003, CSP Inc issued a press release announcing financial results for the fourth quarter and year to date for 2003. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Form 8-K

CURRENT REPORT dated November 12, 2003

CSP Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP INC.

November 12, 2003

                           /s/Gary W. Levine

                           ---------------------------

Gary W. Levine, Vice President-Finance and Principal Accounting Officer

                                                     Exhibit 99.1

Contact: Gary Levine

Chief Financial Officer

CSP Inc.

Tel: 978.663.7598 ext. 1200

Fax: 978.663.0150

CSP INC. REPORTS FOURTH-QUARTER AND
FISCAL 2003 YEAR-END FINANCIAL RESULTS

BILLERICA, MA, November 12, 2003 - CSP Inc. (NASDAQ: CSPI), a provider of eBusiness solutions, IT systems integration services and dense cluster computing systems, today reported financial results for the fourth quarter and fiscal 2003 year ended September 30, 2003.

For the fourth quarter of fiscal 2003, CSP Inc. reported sales of $11.0 million compared with $7.6 million for the year-earlier quarter. The Company reported a fourth-quarter net loss of $445,000, or $(0.13) per share, compared with a net loss of $3.7 million, or $(1.06) per share, for the fourth quarter of fiscal 2002. During the fourth-quarter 2003 the Company recorded an impairment charge for goodwill of $480,000. The fourth-quarter 2002 net loss includes a non-cash charge of $3.3 million relating to the establishment of a valuation allowance against its deferred tax asset.

For the fiscal year ended September 30, 2003, the Company reported sales of $32.5 million, compared with sales of $28.1 million for fiscal 2002. For fiscal 2003, the Company reported a net loss of $1.4 million, or $(0.39) per share. This compares with net loss of $5.7 million, or $(1.61) per share, for the prior year.

Chairman, President and CEO Alexander R. Lupinetti stated, "We achieved several key accomplishments in the fourth quarter, including winning a major multicomputer defense contract and taking actions to position MODCOMP for growth when IT spending begins to rebound."

-more-

CSP Reports Fourth-Quarter Financial Results/2

  As we previously announced, during the quarter we won a multimillion-dollar contract from Lockheed Martin Systems Integration to produce our advanced Series 2000 MultiComputers for the design and development phase of the next-generation radar in the U.S. Navy's E-2C Hawkeye aircraft," stated Lupinetti. This next-generation radar is slated to replace the Hawkeye's current airborne radar system. During the design and development phase, Lockheed Martin is scheduled to produce five radar systems that the Navy will use for qualification, reliability and flight-testing. The Navy then plans a full-scale production program to outfit all 75 aircraft in the E-2C fleet by 2020.

"Lockheed Martin chose our Series 2000 MultiComputers because they deliver the high-speed processing and mission-critical performance that make them ideally suited to the U.S. Navy's exacting specifications," continued Lupinetti. "We are greatly encouraged that our multicomputers were chosen for this important program, and we continue to move forward in the acquisition process on additional defense-related opportunities for our Linux-based multicomputers."

"At our MODCOMP Division, the integration with Technisource Hardware has been completed," added Lupinetti. "Technisource, a reseller of software and hardware products for IT infrastructure requirements and a provider of systems integration services, now operates as the Systems and Solutions Division of MODCOMP. During the quarter, that division signed three new reseller agreements. We will offer security appliances from CyberGuard and SteelCloud, both technology leaders in network security, and provide turn-key CRM integration and customization services for TeamScope Software, a CRM software provider."

"We expect that our domestic expertise in high-value IT systems integration provided by our newly created Systems and Solutions Division will enable us to capitalize on opportunities created by the trend toward open IT systems. To this end, we expect to incrementally add sales force professionals as the year progresses. We are cautiously optimistic as we enter fiscal 2004 with improved prospects for sales growth and a lower cost structure across the organization," concluded Lupinetti.

-more-

CSP Reports Fourth-Quarter Financial Results/3

Safe Harbor Statement

The Company wishes to take advantage of the 'Safe Harbor' provisions of the Private Securities Litigation Reform Act of 1995 with respect to statements that may be deemed to be forward-looking under the Act. Such forward-looking statements may include, but are not limited to, the company's contract with Lockheed Martin for the U.S. Navy's E-2C Hawkeye aircraft, the success of new reseller agreements for MODCOMP, the ability to capitalize on opportunities created by the trend toward open systems in IT, the incremental addition of sales force professionals at MODCOMP, and improved prospects for sales growth. The Company cautions that numerous factors could cause actual results to differ materially from any forward-looking statements made by the Company. Such risks include general economic conditions, market factors, competitive factors and pricing pressures, and others described in the Company's filings with the SEC. Please refer to the section on forward-looking statements included in the Company's filings with the Securities and Exchange Commission.

About CSP Inc.

Based in Billerica, Massachusetts and founded in 1968, CSP Inc. (NASDAQ: CSPI) and its subsidiaries develop and market Internet software for e-commerce solutions, image processing software, network management integration services, and high-performance computer systems. The MultiComputer Division supplies high-performance Linux cluster systems for a broad array of defense applications, including radar, sonar and surveillance signal processing. The Company's MODCOMP, Inc. subsidiary, founded in 1970, is a leading provider of Internet software solutions and systems integration. MODCOMP works with third parties to develop customized application solutions in the global e-commerce markets and has offices in the U.S., U.K., and Germany. More information about CSP is available on the company's Web site at www.cspi.com. To learn more about MODCOMP, Inc., consult www.modcomp.com. More information about Scanalytics, Inc., is available at www.scanalytics.com.

The consolidated statements of operations and consolidated balance sheets follow.

The consolidated statements of operations and consolidated balance sheets follow.

                                                       CSP INC. AND SUBSIDIARIES
                                                CONSOLIDATED BALANCE SHEETS
                                                (Amounts in thousands, except par value)

	September 30,	September 30,
	2003	2002
	(Unaudited)
Assets
Current assets:
Cash and short-term investments	$10,494	$15,826
Accounts receivable, net	6,209	2,500
Inventories	2,034	2,834
Other current assets	1,687	1,133
Total current assets	20,424	22,293
Property, equipment and improvements, net	944	1,182
Other assets:	4,949	2,287
Total assets	$26,317	$25,762

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$6,375	$4,081
Total current liabilities	6,375	4,081

Deferred compensation and retirement plans	8,010	7,373

Shareholders' equity	11,932	14,308
Total liabilities and shareholders' equity	$26,317	$25,762

                                                         CSP INC. AND SUBSIDIARIES
                                     UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                                           (Amounts in thousands, except for per share data)

                                                               /-For the three months ended-//-For the twelve months ended-/

	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2003	2002	2003	2002
Sales:
Systems	$1,353	$1,082	$5,488	$7,531
Service and system integration	8,996	5,841	24,499	17,226
E-business software	240	346	1,186	1,811
Other software	373	337	1,342	1,543
Total sales	10,962	7,606	32,515	28,111

Cost of Sales:
Systems	620	773	2,672	4,988
Service and systems integration	7,367	4,451	19,736	13,450
E-business software	103	64	614	915
Other software	81	80	283	425
Total cost of sales	8,171	5,368	23,305	19,778

Gross profit	2,791	2,238	9,210	8,333

Operating expenses:
Engineering and development	821	946	3,543	3,737
Selling, general & administrative	3,085	1,951	8,675	8,316
Total operating expenses	3,906	2,897	12,218	12,053

Operating loss	(1,115)	(659)	(3,008)	(3,720)

Other income(expense):
Other income	64	180	1,456	348
Total other income, net	64	180	1,456	348

Income (loss) before income taxes	(1,051)	(479)	(1,552)	(3,372)

Income tax expense (benefit)	(606)	3,251	(168)	2,291

Net loss	$(445)	$(3,730)	$(1,384)	$(5,663)

Net loss per share - basic and diluted	$(0.13)	$(1.06)	$(0.39)	$(1.61)
Weighted average shares outstanding - basic	3,537	3,526	3,534	3,524
And diluted